Exhibit 99.1

Boston, United States

Sydney, Australia

23 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

Lodgement of Draft Notice of Special Meeting with ASX and SEC

and

Engagement of Financial Advisor

BOSTON and SYDNEY — 23 March 2020 — GI Dynamics® Inc. (ASX:GID), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, announces that it has lodged a draft proxy statement and notice of a proposed Special Meeting of Stockholders (Draft Notice) with the Australian Securities Exchange (ASX) and United States (U.S.) Securities and Exchange Commission (SEC) for review.

The Company also advises that it has engaged a non-U.S. financial advisor (Financial Advisor) to assist the Company with its proposed fundraising activities outside of the U.S.

Notice of Special Meeting

Attachment A to this Announcement contains a copy of the Draft Notice that the Company has lodged with the ASX and SEC for their review. The Draft Notice is only in draft form and may be subject to material change following its review by the ASX and SEC, and accordingly stockholders and investors should review the final version of the Draft Notice once it is issued.

Once the ASX and SEC have finalized their review of the Draft Notice, the Company will issue a final version of the proxy statement and notice of Special Meeting of Stockholders to all stockholders that will include full details of the time and location of the Special Meeting, which is anticipated to occur in early April 2020.

Boston, United States

Sydney, Australia

23 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

The Draft Notice contains eight resolutions:

1.	A resolution to approve an increase in the Company’s authorized share capital;

2.	A resolution to approve the issue of 30,000 stock options to purchase up to 30,000 shares of common stock to the Company’s new non-executive director, Dr. Praveen Tyle, Ph.D.;

3.	A resolution to approve the issue of up to 6,342,159,500 CHESS Depositary Interests (CDIs) (representing up to 126,843,190 shares of common stock) to sophisticated and professional investors in one or more private placement transactions that the Company is seeking to undertake;

4.	A resolution to approve the issue of warrants to subscribe for up to 317,107,950 CDIs (representing up to 6,342,160 shares of common stock) to the Financial Advisor as consideration for the provision of financial advisory services to the Company;

5.	A resolution to approve an amendment to the Senior Secured Promissory Note dated 15 June 2017 held by Crystal Amber Fund Limited (Crystal Amber);

6.	A resolution to approve an amendment to the Unsecured Promissory Note dated 21 August 2019 held by Crystal Amber;

7.	A resolution to approve an amendment to the Warrant dated 13 January 2020 held by Crystal Amber; and

8.	A resolution to authorize the adjournment of the Special Meeting, even if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of the foregoing resolutions.

As will be seen from the Draft Notice, the Company needs to secure additional funding in order to continue to carry on business. As a result, the Company is currently seeking to secure the necessary funding through the issue of new CDIs to sophisticated and professional investors in one or more private placement transactions (Private Placements). There is no guarantee, however, that the Company will be successful in raising any funds from investors.

If the Company is successful in raising funds under the Private Placements, the Company will need to issue a material number of new CDIs. Accordingly, in order to assist the Company to efficiently complete the Private Placements, the Company will be seeking to obtain at the Special Meeting the necessary stockholder approvals in advance to allow it to issue the relevant number of CDIs to potential investors.

Boston, United States

Sydney, Australia

23 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

The Draft Notice sets out details of the various resolutions and certain implications of approving them. However, it is essential that stockholders and investors note that the Draft Notice is not in final form and may change materially before it is issued to stockholders in final form.

Engagement of Financial Advisor

To assist the Company with its abovementioned fundraising efforts, the Company has engaged the Financial Advisor.

In consideration for his services, the Financial Advisor will receive from the Company:

•	a cash commission equal to 5% of the gross proceeds raised under the Private Placements from non-U.S. investors who are introduced to the Company by the Financial Advisor; and

•	subject to obtaining stockholder approval, the Company will issue warrants to the Financial Advisor which will entitle him to subscribe for that number of CDIs that is equal to 5% of the number of CDIs issued to non-U.S. investors under the Private Placements who were introduced to the Company by the Financial Advisor up to a maximum of 317,107,950 CDIs (representing 6,342,160 shares of the Company’s common stock) (Advisor Warrants).

In addition, if during the period of 12 months from the later of:

•	28 February 2020; and

•	the date on which closing of the initial Private Placement occurs pursuant to which investors introduced by the Financial Advisor are issued CDIs, investors introduced by the Financial Advisor acquire additional securities in the Company, the Financial Advisor will be entitled to receive, as a tail fee, a cash commission equal to five percent of the gross proceeds raised from the issue of those additional securities to such investors and also additional Warrants entitling him to subscribe for that number of CDIs that is equal to 5 percent of the number of CDIs issued to those investors pursuant to such additional acquisitions up to a maximum of 71,071,550 CDIs (representing 1,421,431 shares of common stock) (Additional Warrants).

Boston, United States

Sydney, Australia

23 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

The Company intends to issue the Additional Warrants under the Company’s 15 percent placement capacity. Should, however, there not be sufficient capacity available under the 15 percent placement capacity to issue any Additional Warrants, or should the ASX Listing Rules require stockholder approval for their issue, the issue of the relevant number of Additional Warrants will be subject to stockholder approval.

The Advisor Warrants and the Additional Warrants will only be exercisable for 60 calendar days from the earlier of (i) 1 June 2022; and (ii) the date the Company receives a notice of allowance from the U.S. Food and Drug Administration to proceed to Stage 2 of the STEP-1 clinical trial of EndoBarrier.

The exercise price of an Advisor Warrant and Additional Warrant will be equal to the closing price (converted to U.S. dollars) of the Company’s CDIs on the last trading day immediately prior to the day on which the relevant closing occurs in respect of a Private Placement or other relevant transaction in which investors introduced by the Financial Advisor participate. The exercise price will be calculated using the U.S. dollar/Australian dollar exchange rate published by the Reserve Bank of Australia in its Official Bulletin at 4:00 pm Australian Eastern Time on that last trading day.

Boston, United States

Sydney, Australia

23 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

Arrangements with Crystal Amber

The Company confirms that it is currently in discussions with Crystal Amber about extending the maturity date of the 2017 Convertible Note beyond 31 March 2020 and making certain other amendments to that Note. The Company is also in discussions with Crystal Amber regarding amending the 2019 Convertible Note and 2019 Warrant that are held by Crystal Amber.

Details of the nature of these proposed amendments and the Company’s rationale for seeking to negotiate the amendments are set out in the Draft Notice from Resolutions 5 to 7 (inclusive).

This announcement has been authorized by Charles Carter, chief financial officer and company secretary of GI Dynamics.

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier®, the first endoscopically-delivered medical device for the treatment of type 2 diabetes and the reduction of obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. EndoBarrier is subject to an Investigational Device Exemption by the FDA in the United States and is entering concurrent pivotal trials in the United States and India.

Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit the Company website at www.gidynamics.com.

Important Information

This communication is being issued pursuant to and in accordance with Rule 135c of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.

Boston, United States

Sydney, Australia

23 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

The securities discussed in this communication have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Stockholders are urged to read the definitive proxy statement and any other relevant materials that the Company will file with the SEC and ASX carefully in their entirety when they become available. Such documents will contain important information about the Company and its directors, officers and affiliates. Information regarding the interests of certain of the Company’s directors, officers and affiliates will be available in the definitive proxy statement.

The definitive proxy statement and any other relevant materials that will be filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov. In addition, the definitive proxy statement (when available) and other relevant documents will also be available, without charge, by directing a request by mail to Attn: Secretary, GI Dynamics, Inc., 320 Congress Street, Floor 3, Boston, MA 02210 or by contacting investor@gidynamics.com. The definitive proxy statement and other relevant documents will also be available on the Company’s website in the Investor Relations section at http://investor.gidynamics.com/investors/financial-information/default.aspx.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposals under the definitive proxy statement under the rules of the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Boston, United States

Sydney, Australia

23 March 2020 AEDT

Chief Financial Officer / Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on management’s current estimates and expectations of future events as of the date of the press release. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to continue to operate as a going concern; the Company’s ability to raise sufficient additional funds to continue operations and to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); the Company’s ability to execute STEP-1 under the FDA’s Investigational Device Exemption; the Company’s ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; the Company’s ability to enroll patients in accordance with I-STEP; the Company’s ability to secure a CE Mark; the Company’s ability to maintain compliance with its obligations under its existing convertible note and warrant agreements executed with Crystal Amber, including its obligations to make payment on the convertible note that is due on 31 March 2020 and its ability to restructure the terms of the convertible note with Crystal Amber that is due on 31 March 2020 if the Company is unable to raise sufficient funds to enable it to fully repay such convertible note when due; obtaining and maintaining regulatory approvals required to market and sell the Company’s products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of the Company’s products; product pricing; timing of product launches; future financial results; and other factors, including those described in the Company’s filings with the SEC.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless it is required to do so by law.

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